POWER OF ATTORNEY

I, the undersigned officer of Aetna Series Fund, Inc., Aetna Balanced VP, Inc., Aetna Generation Portfolios, Inc. and Aetna Variable Portfolios, Inc. hereby constitute and appoint Amy R. Doberman, Julie E. Rockmore and Daniel E. Burton, and each of them individually, my true and lawful attorneys, with full power to them and each of them to sign for me, and in my name and in the capacity indicated below, any and all amendments to the Registration Statements listed below filed with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940:

Registration Statements filed under the Securities Act of 1933:

Aetna Series Fund, Inc.                                                33-41694
Aetna Balanced VP, Inc.                                                33-27247
Aetna Generation Portfolios, Inc.                                      33-88334
Aetna Variable Portfolios, Inc.                                        333-05173

Registration Statements filed under the Investment Company Act of 1940:

Aetna Series Fund, Inc.                                                811-6352
Aetna Balanced VP, Inc.                                                811-5773
Aetna Generation Portfolios, Inc.                                      811-8934
Aetna Variable Portfolios, Inc.                                        811-7651

hereby ratifying and confirming on this 29th day of September, 1998, my signature as it may be signed by my said attorneys to any and all amendments to such Registration Statements.




                                               Signature/Title

                                        /s/ Stephanie A. DeSisto
                               ------------------------------------------------
                                            Stephanie A. DeSisto
                                          Vice President, Treasurer
                                         and Chief Financial Officer